Exhibit 10.1



                              Acquisition Agreement












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                              ACQUISITION AGREEMENT

AGREEMENT, dated this  11   day of July, 1996 by and between:

         SEMICON TOOLS, INC., with offices at 111 Business Park Drive, Armonk, New York, 10504 ("the Company");

         Cable-Vision Technologies (M) Sdn Bhd, a Malaysian corporation, with an address at Plot 232, Jalan PKNK2, Sungai Petani Industrial Estate, 08000 Sungai Petani, Kedah Darul Aman, Malaysia ("Cable"); and

     ROZLAN YUSOF, EFENDY GOON and MOHAD GHAZALI IBRHIM ("Shareholders") being the majority shareholders of Cable; all of whom are sometimes referred to as "the Parties."

                              W I T N E S S E T H :

WHEREAS, the Company confirms that there is no other class of securities, either issued and outstanding or authorized, except as specifically set forth on Schedule A; and

WHEREAS, the Company desires to acquire all of the assets, subject to certain of the liabilities of Cable in exchange for 3,000,000 shares of the Common Stock of the Company (the "Acquiror Shares"), to be issued to Shareholders and the satisfaction of certain of the assumed liabilities or the payment of said liabiltiies according to their terms; and

NOW, THEREFORE, in consideration of the promises and mutual representations, warranties and covenants herein contained, the parties hereto adopt this Agreement and Plan of Reorganization (the "Agreement"), and hereby agree as follows:


1. Acquisition of Assets. The Cable Assets, as set forth on Schedule A annexed hereto and made a part hereof, shall be acquired by the Company in exchange solely for the Acquiror Shares and the satisfaction of the Cable liabilties set forth on Schedule B annexed hereto. The remaining Cable liabilities being assumed by the Company shall be paid according to their terms. The parties understand and agree that the Cable Assets, and the assumed liabilities, will be contributed by the Company to a new corporation to be formed under the laws of Malaysia which corporation shall be a wholly owned subsidiary of the Company.


2. Issuance of the Acquiror Shares. The Acquiror Shares shall be issued to the Shareholder, in such names and denominations as shall be designated in writing by the Shareholders prior to the Closing Date. Such Acquiror Shares are to be deemed "restricted securities" as defined by Rule 144 promulgated under the Securities Act of 1933, as amended, (the "Act").


     3. Delivery of Shares. On the Closing Date as set forth herein, the Company shall deliver a 1

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certificate or  certificates  (or if physical  certificates  cannot be available then the Company shall deliver irrevocable instructions to its transfer agent to issue such certificates) representing the Acquiror Shares to Shareholders so as to make Shareholders the sole holders thereof, free and clear of all claims and encumbrances, which Acquiror Shares will be subject to the restrictions on transfer described herein.


4. Representations of Cable and Shareholder. Cable hereby represents and warrants, with respect to its operations and to the Cable Shares, and Shareholders hereby represent and warrant, with respect to the matters specified that the representations listed below are true and correct as of the date hereof and will be true and correct as of the Closing Date (as hereinafter defined):

     4.1 Cable is a corporation validly organized and existing in good standing under the laws of Malaysia;

        4.2 Cable has taken all requisite corporate action required under its Certificate of Incorporation, By-Laws and/or the Laws of the country of its incorporation, to the extent necessary to enter into this Agreement and to carry out the terms and conditions to be performed by it. Similarly, Shareholders represents that the shareholders of Cable are under no impediment or constraint, legal or otherwise, which would prevent Shareholders from entering into this Agreement;

         4.3 Cable is duly qualified as a foreign corporation in good standing in each country or state in which such qualification is necessary except where the failure to be so qualified would not materially adversely affect Cable's business operations;

         4.4 The execution of this Agreement by Cable, and the performance by Cable of its covenants and undertakings hereunder have been duly authorized by all requisite corporate action, and approved by the Board of Directors and the Shareholders of Cable; Cable has the corporate power and authority to enter into this Agreement and perform the covenants and undertakings to be performed by it hereunder, and is under no impediment which would adversely affect its ability to consummate or prohibit it from consummating this transaction;

        4.5 Cable has delivered, or on or before the Closing Date will deliver, to the Company copies of its unaudited balance sheet as at May 31, 1996, and financial statements for the period(s) ended May 31, 1996; such financial statement shall, prior to the Closing Date, be audited and prepared in such manner as to comply with the financial reporting obligations of the Company pursuant to the requirements of the Act and the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), duly prepared and certified by an, independent certified public accountant. Said financial statement is complete, accurate and fairly present the financial condition of Cable as of the date thereof, all in conformity with generally accepted accounting principles applied on a consistent basis. Cable has no material liabilities, either fixed or contingent, not reflected in such financial statement, other than for contracts or obligations incurred in the ordinary and usual course of business and no such contracts or obligations constitute liens or other liabilities which, if disclosed,

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        would alter  substantially the financial condition of Cable as reflected in such financial statement. All liabilities for the current and for all prior years, including any income and sales taxes or other taxes for which Cable has any liability, have been paid in full or have been adequately provided for in said financial statement in accordance with generally accepted accounting principles;

        4.6 Since the date of the most recent financial statements described in the paragraph 4.6 above, there have not been (i) any adverse changes in the financial condition or in the operations of the Cable; (ii) any damage, destruction or loss, whether covered by insurance or not, adversely affecting the properties and business of the Cable; (iii) any declaration, setting aside of payment of any dividend in respect of the capital stock of the Cable; (iv) any issuance of capital stock by the Cable or securities exercisable or exchangeable for capital stock, any distribution (whether by way of reclassification, recapitalization, stock split or otherwise) in respect of the capital stock of the Cable, or any redemption or other acquisition of any such stock; (v) any contract or transaction entered into by the Cable except this Agreement or as otherwise approved by Acquiror in writing; (iv) any default in any contract, obligation or debt of the Cable; or (vii) any other event or condition of any character pertaining to and adversely affecting the assets or business of the Cable taken as a whole;

         4.7 Cable has filed all income, excise, property, sales and other tax returns, forms or reports which are due or required to be filed by it under the laws of the country of its incorporation, or of such other jurisdiction where it is obligated to do so by reason of its business operations, prior to the date hereof, and has paid or made adequate provisions for the payment of all taxes, fees or assessments which have or may become due pursuant to such returns or pursuant to any assessments received;

         4.8 Except as set forth in Schedule C annexed hereto, Cable is not involved in any pending litigation, governmental investigation or proceeding and, to the best of Cable's knowledge, no material litigation, claim, assessment or governmental investigation or proceeding is threatened which might reasonably be expected to result in any material change in the business or condition, financial or otherwise, of Cable or in any of its properties or assets, or which might reasonably be expected to result in any material liability on the part of Cable or which questions the validity of this Agreement, or which would, in the case of officers, directors or employees of Cable, impair their ability to carry out their duties as such officers, directors or employees now or in the future, or which might reasonably be expected to otherwise adversely affect the Company or Cable, or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement. Shareholders represent that, except as set forth in Schedule F annexed hereto, Shareholders are not involved in any pending material litigation or governmental investigation or proceeding which would, to the best of their knowledge and information, affect Shareholders' ability to enter into this Agreement or carry out its terms and conditions. Shareholders further covenant that to the best of their knowledge and infor mation, no such material litigation, claim, assessment or governmental investigation or proceeding of any kind exists or is threatened, except as set forth in Schedule D annexed hereto;

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        4.9 Cable has not breached, and there are no pending claims or any legal basis for a claim that Cable has breached, any of the terms or conditions of any material agreement, contract or commitment to which it is a party or is bound, and the execution and performance hereof will not violate any law or any provisions of any agreement to which Cable is subject;

        4.10 Cable has complied with all applicable laws in connection with its formation, issuance of securities, organization, capitalization and operation, and no contingent liabilities have been threatened, or claims made or threatened with respect thereto, including claims for violation of any such laws and there is no basis for any such claim or liability except, in all such cases, for violations and claims which individually or in the aggregate would not materially adversely affect Cable. No consent, approval, author ization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of either Cable or Shareholders in connec tion with the execution and delivery of this Agreement, or the carrying out of any of the transactions contemplated hereby;

        4.11 Cable and Shareholder have full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance by Cable and Shareholders with the provisions hereof will not: (i) conflict with or result in a breach of any provisions of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, or result in the creation of any material lien, security interest, charge or encumbrance upon the Cable Shares or any of the material property or assets of the Cable under any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of Cable or any material note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which either Cable or Shareholders are a party, or by which they are bound; or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Cable or Shareholders or any of their properties or assets;

        4.12 Cable does not have any agreement, contract, lease, commitment or obligation (including employment agreements or labor contracts) which could interfere with or prevent the consumation of the tramsactions contemplated by this Agreement;

        4.13 The respective books of account and other records of Cable are true, complete and correct, and accurately present or reflect all of the transactions entered into by the Cable or to which Cable has been a party, or to which its properties and assets may be subject;


5. Warranties and Representations of the Company. The Company hereby makes the following representations and warranties to Cable and Shareholders, each of which is true as of the date hereof and as of the Closing Date and each of which shall be deemed to be material and to have been relied upon by Cable and the Shareholder in connection with this Agreement:

     5.1 The Company is a corporation duly organized, validly existing by virtue of the laws
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        of Colorado, and is in good standing under the laws thereof; and neither the nature of its business nor the character and location of its properties requires it to be qualified or licensed to do business in any other jurisdiction. Since its incorporation, no claim has been asserted by any governmental authority that the nature of its business, or the character and location of the properties owned or operated by the Company makes qualification or licensing to do business necessary in any jurisdiction in which it is not so qualified or licensed;

        5.2 The authorized capital stock of the Company consists solely of 100,000,000 Shares of Common Stock, $.001 par value per Share, of which _____________ Shares are currently issued and outstanding, or which have been authorized to be issued but are not yet actually outstanding. Cable and Shareholders also confirm their understanding that at present the Company is negotiating for the acquisition of other companies, including but not necessarily limited to Ling Dynamic Sdn Bhd, upon terms and conditions similar to the Cable which, if consummated, will also have the effect of increasing the issued and outstanding shares of the Company's capital stock. Cable and Shareholders also understand that, in the future, the Company may undertake additional acquisitions of other companies upon terms and conditions similar to those under which the Company will acquire Cable, or may engage in further financing efforts, which acquisitions and financing efforts, if consummated will also have the effect of increasing the issued and outstanding shares of its capital stock. All of the issued and outstanding shares of the Company's capital stock, including the Cable Shares to be issued hereunder, are or will be when issued fully paid and non-assessable shares of the Company's common stock.

     5.3  The  Company  has  no  subsidiaries   nor  ownsany   interest  in  any
corporation, partnership or proprietorship except for East Coast Sales, Inc. and DTI Technologies Sdn Bhd.;

        5.4 The Company has filed all federal, state, county and local income, franchise, property and other tax returns, forms or reports which are due or required to be filed by it prior to the date hereof, and has paid or made adequate provisions for the payment of all taxes, fees or assessments which have or may become due pursuant to such returns or pursuant to any assessments received;

        5.5 The Company has complied with all state, federal and local laws in connection with its formation, issuance of securities, organization, capitalization and operation, and no contingent liabilities have been threatened, or claims made or threatened with respect to said operations, formation or capitalization, including claims for violation of any state or federal securities laws and, to the best of it's knowledge, no basis for any such claim or liability exists. All filings required to be made by the Company pursuant to federal or state securities laws have been made and are current, comply as to form with all requirements of the securities laws and contain no material misstatement or omit any facts required so as not to be misleading. No consent, approval, authorization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement, or the carrying out of any of the transactions contemplated hereby;


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        5.6 Except as set forth on Schedule  E, the  Company is not  involved in any pending litigation or governmental investigation or proceeding, and to the best knowledge of the Company, no litigation, claim, assessment or governmental investigation or proceeding is pending or threatened, except as may be disclosed on said Schedule E annexed hereto. The Company has not breached, nor is there any pending or threatened claims or any legal basis for a claim that the Company has breached, any of the terms or conditions of any agreement, contract or commitment to which it is a party or is bound and the execution and performance hereof will not result in a violation of any agreement, law or governmental regulations to which the Company is subject;

        5.7 The Acquiror Shares to be issued to Shareholders have been duly authorized, and when issued will be validly issued, non-assessable and fully paid under the laws of the state of Colorado and will be issued in a non-public offering pursuant to exemptions from registration under federal and state securities laws; the Acquiror Shares will have all the same dividend, voting and other rights, powers, preferences, limitations and restrictions as all of the shares of common stock of the Company issued and outstanding as of the date hereof, except that the Acquiror Shares shall be deemed "restricted shares" as defined in Rule 144 promulgated under the Act and shall bear a restricted legend with stop transfer instructions at the Company's Transfer Agent. All of the Acquiror Shares will, when delivered, be free and clear of all voting trusts, agreements, arrangements, liens and all other encumbrances, claims, equities and liabilities of every nature, and the Company, having duly taken all corporate action required therefore, has the unqualified right to issue the Acquiror Shares and to deliver clear and unencumbered title thereto;

        5.8 The execution of this Agreement by the Company, and the performance by the Company of its covenants and undertakings hereunder have been duly authorized by all requisite corporate action, and approved by the Board of Directors, subject to approval by the Shareholders of the Company, and the Company has the corporate power and authority to enter into this Agreement and perform the covenants and undertakings to be performed by it hereunder, and is under no other impediment which would adversely affect its ability to consummate or prohibit it from consummating the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the Company's bindiing obligation enforceable in accordance with its terms;

        5.9 The Company has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance by the Company with the provisions hereof will not: (i) conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any lien, security interest, charge or encumbrance upon the Acquiror Shares or any of the property or assets of the Company under any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of the Company or any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company is a party, or by which it is bound; or
        (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets;

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     6.  Interim  Operations.  Between the date hereof and the Closing  Date the
Company and Cable will conduct their operations as follows:

        6.1 Except as herein provided, Cable will carry on its business in substantially the same manner as heretofore and the assets, properties and rights now owned by it will be maintained, as far as practicable, in the usual and ordinary course of business, to the same extent, under the same insurance coverage and in the same condition as on the date of this Agreement; except with the consent of Acquiror, the Cable shall engage in no activity or business other than as is necessary to effect the transactions contemplated herein;

        6.2 Except as herein provided, or as may hereafter be agreed to in writing by the parties, the Cable shall not sell or dispose of any property or assets, nor will it encumber any property or assets;

        6.3 Cable will not, except with the written consent of the Company, issue or sell, or issue the right to subscribe to, any shares of capital stock or securities exchangeable or exercisable for capital stock, or acquire for a consideration any shares of capital stock or warrants, or declare or pay any dividend on any capital stock;

        6.4 Except as contemplated herein, Cable will not, absent a written consent of the Company, amend its Certificates of Incorporation or By-Laws;

        6.5 Cable shall at all reasonable times permit access to its properties, books and records for the purpose of examination by the Company and its officers, directors, attorneys, accountants and representatives, and Cable shall furnish to the Company upon request any information reasonably required in respect of such property, assets and business;

        6.6 Cable will not incur any indebtedness or contingent liability, or enter into any agreement except in the ordinary course of business without the Company's consent;

        6.7 Except as may be specifically disclosed in Schedule L annexed hereto, Cable will not acquire any business or assets of any going business, nor will it merge or consolidate with or into any other corporation, nor will it change the character of its business except with the prior consent of the Company;

        6.8 Cable will promptly advise the Company in writing of any material adverse change in its financial condition, business or affairs arising from matters occurring not in the usual course of business; the Company will promptly advise Cable in writing of any adverse change in its financial condition, business or affairs.


7. Conditions Precedent to the Acquisition.

     A. The obligations of the Company to consummate and effect the acquisition contemplated hereunder is subject to the satisfaction prior to the Closing Date
of the following conditions:                                                 7


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        7.1  Except  as   otherwise   contemplated   by  this   Agreement,   the
        representations and warranties of Cable and Shareholder herein contained shall be true and correct as of the Closing Date with the same effect as though made on the Closing Date and Cable shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to such Closing Date; and Cable shall have delivered to the Company a certificate dated at such Closing Date and signed by the Chairman of the Board of Directors, the President, Treasurer, or any Vice President of Cable to the foregoing effect, to the best knowledge of the person giving the certificate;

        7.2 As required by law or by the provisions of the certificate of incorporation of Cable, the shareholders of Cable shall have approved this Agreement and the disposition of assets;

        7.3 All transactions contemplated hereby and the form and substance of all legal proceedings and of all papers used or delivered hereunder, shall be acceptable to counsel for the Company;

        7.4 There shall not be any litigation to restrain or invalidate the acquisition of assets, the defense of which would, in the judgment of the Board of Directors of the Company made in good faith and based upon the advice of counsel, involve expense or lapse of time that would be materially adverse to the interests of each party;

        7.5 The Company shall have received the opinion of counsel for Cable, dated the Closing Date, with respect to the following matters:

               (a) Cable is a corporation duly organized, validly existing and in good standing under the laws of its country of incorporation and it has the corporate power and authority to carry on the business now conducted and own and operate its properties;

               (b) All necessary corporate proceedings, including action by the shareholders and directors of Cable, to approve this Agreement and the execution, delivery and per formance thereof and all other proceedings required by law or by the provisions of this Agreement have been taken, and Cable has the right, power and authority to enter into this Agreement and to carry out its terms without further action;

               (c) To the best knowledge of such counsel, except as herein indicated, there are no suits, action, claims or proceedings pending or threatened against Cable, nor to the knowledge of such counsel is Cable a party to or subject to any order, judgment, decree, agreement, stipulation or consent of or with any court or administrative agency, nor, to the best knowledge of such counsel, is any investigation pending or threatened against Cable.

        7.6 Acquiror shall have received the tax returns (if any), corporate minute book and all other corporate, business and financial records of the Cable.

     B. The obligations of Cable to consummate and effect the acquisition contemplated hereunder is subject to the satisfaction prior to the Closing Date, of the following conditions:

        7.7 The representations and warranties of the Company herein contained shall be true and correct as of and at the date of this Agreement and as of the Closing Date of the acquisition; and the Company shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the
        Closing Date; and the Company shall have delivered to Cable a certificate at such date, signed by the Chairman of the Board of Directors or the President and Treasurer to the foregoing effect, to the best knowledge of the person giving such certificate;

        7.8 The holders of the required number of shares of common stock of the Company, in accordance with the Certificate of Incorporation, By-Laws and statutes affecting the Company, shall have voted in favor of this Agreement and the acquisition contemplated hereunder and the Company shall have delivered at the Closing Date a Certificate of the President and the Secretary of the Company attesting thereto;

        7.9 All transactions contemplated hereby, and the form and substance of all legal proceedings and of all papers used or delivered hereunder, shall be acceptable to counsel for Cable;

        7.10 There shall not be any litigation to restrain or invalidate the exchange, the defense of which would, in the judgement of the Board of Directors of Cable, made in good faith and based upon the advice of counsel, involve expense or lapse of time that would be adverse to the interest of Cable or Shareholder or the Company;

        7.11 There shall not be any governmental proceeding, claim or other litigation pending or threatened to restrain or invalidate the exchange, or which, if adversely decided, could adversely affect the Company;

        7.12 Cable shall have received the opinion of counsel for Acquiror, dated the Closing Date, with respect to the following matters:

               (a) Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado and it has all requisite corporate power and authority to carry on the business now conducted and to own and operate its respective properties;

               (b) All necessary corporate proceedings, including appropriate action by the shareholders and directors of the Company, to approve this Agreement and the execution, delivery and performance thereof and all other proceedings required by law or by the provisions of this Agreement have been taken, and the Company has the full right, power and authority to enter into this Agreement and to carry out the terms thereof without further action. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms. No consent, approval, authorization or order of, or registration, qualification, designation,

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               declaration  or  filing  with,  any  governmental   authority  is
               required on the part of the Company with respect to the execution and delivery of this Agreement, or the carrying out of the transactions contemplated hereby;

               (c) To the best knowledge of such counsel, except as herein indicated, there are no suits, actions, claims or proceedings pending or threatened against the Company, nor to the knowledge of such officers is the Company a party to or subject to any order, judgment, decree, agreement, stipulation or consent of or with any court or administrative agency, nor, to the best knowledge of such counsel, is any investigation pending or threatened against the Company.

               (d) To the best knowledge or information of such counsel, the Company has filed all federal, state, county and local income, franchise, property and other tax returns, forms or reports which are due or required to be filed by it prior to the date hereof, and has paid or made adequate provisions for the payment of all taxes, fees or assessments which have or may become due pursuant to such returns or pursuant to any assessments received;

C. At least 72 hours prior to the Closing Date set herein, the parties shall have delivered all of the Schedules and Exhibits required by this Agreement and the information set forth herein shall be accepted and approved by the party receiving such Schedule or Exhibit.

D. As a further condition of Closing, the parties shall cooperate in their efforts to secure approximately $2,500,000 which shall be made available for the repurchase of the ordinary shares and the preference shares owned by PUNB. The parties agree that such financing may be either in the form of debt or equity, or a combination thereof, and further understand and agree that any equity financing shall be conducted by the Company for the benefit of Cable; that any debt financing shall also be undertaken by the Company except that as may be required by any financial institution the assets and revenues of Cable may be pledged as additional security for such funding. All financing, whether debt, equity or a combination thereof, shall be upon such terms and conditions as shall be agreeable to the parties, it being understood that either party may refuse any available funding if it shall, in its sole and absolute discretion, determine that the terms offered are not consistent with good business practices. The parties hereto shall cooperate fully with each other in meeting any and all requests for information from any funding source in a timely fashion and shall make such corporate books and records as may reasonably be requested available for review and shall also make available any corporate officer or other key employee which may be necessary in connection with the proper presentation of Cable's business plan and in support of its proposed use of the proceeds from such funding. The parties agree that the Closing herein shall be held no later than September 30, 1996, after which date either party may terminate this Agreement upon 5 days written notice.

8.  Indemnification.

        8.1 In order to induce the Company to enter into this Agreement, and for other good and valuable consideration, receipt whereof is acknowledged, Cable agrees to indemnify the Company and its successors and assigns, and to hold them harmless in respect of (i) all

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        liabilities  of  Cable  of  any  nature,  whether  accrued,  contingent, absolute or otherwise, as of the Closing Date, which are not disclosed or provided for in the financial statements delivered to the Company as herein provided; (ii) any damage or deficiency arising from any misrepresentation or breach of warranty made by Cable herein; and (iii) all actions, suits, proceedings, demands, assessments, fines, judgments,
        costs,   expenses,   or  reasonable  attorney's  fees  incident  to  the
        foregoing;

        8.2 In order to induce Cable and Shareholders to enter into this Agreement, and for other good and valuable consideration, receipt whereof is acknowledged, the Company agrees to indemnify Cable and Shareholders and their successors and assigns, and their respective officers, directors, employees, controlling persons and agents, and to hold each of them harmless in respect of (i) any damage or deficiency arising from any misrepresentation or breach of warranty or agreement made by the Company herein; and (ii) all actions, suits, proceedings, demands, assessments, fines, judgments, costs, expenses, or reasonable attorney's fees (whether related to claims between the parties, involving third parties or otherwise), as they are incurred, incident to the foregoing.

     9.   Closing.

        9.1 The closing of the transactions described in this Agreement (the "Closing Date"), shall take place within 72 hours after compliance with all conditions precedent to such Closing Date as set forth in Paragraph 8 of this Agreement and shall take place at the offices of the Company or such later date or other place as the parties may agree.

         9.2 Each party will comply with their respective requirements at the closing and will deliver appropriate documents as called for by this Agreement.


     10. Termination. This Agreement may be terminated and abandoned at any time prior to the Closing Date upon the following conditions:

     10.1 By the mutual consent of the Boards of Directors of the Company and Cable; or

        10.2 By the Board of Directors of either the Company or Cable if, in the bona fide judgment of such Board there shall have been a violation of any covenant or agreement set forth herein; or if any warranty or representation shall be untrue; or such Board of Directors should, in its bona fide judgment, deem the acquisition inadvisable or impractical by reason of any defect which, in the opinion of counsel for the company whose Board of Directors has made such a determination, constitutes a part of its assets or there exists or there is a threat of a liability or obligation of such other company not previously known at the time of this Agreement.


     11. Effect of Termination. In the event of the termination and abandonment of the acquisition and this Agreement as herein provided, notice shall be given to the company or person to be notified of the termination or abandonment as herein provided in Paragraph 14.6, and thereupon this Agreement shall become wholly void and of no effect, and there shall be no liability on the part of any person who is a party hereto, or any liability for the Board of Directors, stockholders, officers or directors of either the Company or Cable or any other party to this Agreement.

12. Nature and Survival of Representations. All representations, warranties and covenants made by a party to this Agreement shall survive the execution of this Agreement and the consu mmation of the transactions contemplated hereby. All of the parties hereto are executing and carrying out the provisions of this Agreement, and relying solely upon the representations, warranties and covenants contained in this Agreement and not upon any investigation upon which it might have made, or any representation, warranties, agreements, promises or information, written or oral, made by the other party, or by persons other than as specifically set forth herein.


13. Investment Representations of Shareholders. The Shareholders warrant, represent and agree with respect to the Acquiror Shares to be received pursuant to this Agreement (and also understands that he and each shareholder receiving Acquiror Shares hereunder shall be required to execute an investment letter in form satisfactory to counsel for Acquiror which shall include the following representations):

        13.1 That such shares are being acquired for the purpose of investment, for the separate account of Shareholder, and not with a view to distribution or resale or any present intention to divide their participation with others;

        13.2 The Shareholder has been informed that neither the Acquiror Shares to be received by him nor the common shares of the Company into which they may be converted are being registered under the Act in reliance upon the exemption provided by Section 4(2) of the Act as a transaction not involving any public offering and/or Regulation D adopted under said Act and that reliance upon such exemptions is predicated in part on the representations made in Paragraph 13.1 above;

        13.3 The Shareholder consents to the imposition of a legend on the certificate or certificates of stock to be acquired by it to the effect that such securities have not been registered under the Act and such securities may not be sold, pledged or hypothecated, except in compliance with said Act, or upon an appropriate opinion of counsel acceptable to the Company to the effect that an exemption from the registration provisions of said Act is available to the selling shareholder. The Shareholder further consents to the imposition of "stop transfer" instructions with respect to its respective account as recorded by the transfer agent of the Company, to the effect that such shares may not be sold or disposed of without evidence of compliance with the requirements of said Act, or upon an acceptable opinion of counsel.


14.  Miscellaneous.


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         14.1 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        14.2 Entire Agreement. This Agreement constitutes the entire Agreement among the parties pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings of the parties in connection herewith. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution of this Agreement.

        14.3 Successors. This Agreement shall be binding upon the parties hereto, and inure to the benefit of the parties, and their respective successors in interest and assigns.

        14.4 Further Assurances. At any time and from time to time after the date hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

        14.5 Waiver. Any failure on the part of any party hereto to comply with any of the obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

        14.6 Notices. All notices and communications hereunder shall be made in writing and shall be deemed to have been given if delivered in person or sent by prepaid, first class, registered or certified mail, return receipt requested to the addresses indicated above.

        14.7 Severability. The parties to this Agreement hereby agree and affirm that none of the above provisions is dependent upon the validity or of any other provisions, and if any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.

        14.8 Finder's Fees. The parties hereto acknowledge that there have been no brokers, finders or other parties whomsoever which would be entitled to receive a fee in connection with this transaction except as set forth in Schedule M annexed hereto.

        14.9 Headings. The section and subsection headings in this Agreement are inserted for convenience only, and shall not affect in any way the meaning or interpretation of this Agreement.

     14.10 Governing Law. This Agreement shall be governed by the laws of New York State.

        14.11 Amendment. This Agreement or any provision hereof, may not be changed, waived, terminated or discharged except by means of a written instrument signed by the party against whom enforcement of the change, waiver, termination or discharge is sought.


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IN WITNESS  WHEREOF,  the parties  have  executed  this  Agreement  on the above written date.

SEMICON TOOLS, INC.                CABLE-VISION TECHNOLOGIES (M) Sdn Bhd



By: ________________________              By: _______________________
       Eugene J. Pian, President                     usof, President

SHAREHOLDERS:


- -------------------------------                  -----------------------------



- -------------------------------

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